EX 10.3

COMMERCIAL LOAN APPLICATION - SUMMARY ***M. MARKHAM***

IMPORTANT APPLICANT INFORMATION: Federal law requires financial institutions to obtain sufficient information to verify your identity. You may be asked several questions and to provide one or more forms of identification to fulfill this requirement. In some instances we may use outside sources to confirm the information. The information you provide is protected by our privacy policy and federal law.

Applicant's Name and Address	Creditor's Name and Address		
SMITH-MIDLAND CORPORATION	SUMMIT COMMUNITY BANK	Date	08-01-2015
PO BOX 300	310 NORTH MAIN STREET	Telephone #	(540) 439-3266
MIDLAND, VA 22728	MOOREFIELD, WV 26836	Taxpayer I.D.#	54-1727060
		Nature of Business	CONCRETE PRODUCTS
		Business Year End Date	12-31-2015

General Information

Legal Relationship: [X] Corporation [ ] Partnership [ ] Sole-Proprietorship [ ] Other

Authorization Resolution Dated: [ ] Submitted with Statement [X] On File With Creditor [ ] To Be Provided

Income Tax Return Filed Through What Date: 12-31-2014 Are Any Returns Being Contested or Audited: [ ] Yes [X] No

Name of Accountant or Accounting Firm:

Names of Persons Authorized to Borrow Money on Behalf of and in the Name of the Applicant: ASHLEY B. SMITH

Loan Request

Amount Requested $ 2,000,000.00 [X] Secured [ ] Unsecured [X] Initial Request [ ] Additional Advance

Purpose of Loan RENEW AN EXISTING BUSINESS LINE OF CREDIT WITH SUMMIT COMMUNITY BANK

Terms INTEREST RATE WILL BE EQUAL TO THE WSJ PRIME RATE WITH AN INITIAL RATE AND FLOOR RATE OF 4.49%; ADJUSTABLE MONTHLY WITH INTEREST ONLY PAYMENTS

Financial Summary (See page 2 for explanation)

[ ] Financial Statement Submitted with this Summary. [X] Current Financial Statement on File with Creditor.

Assets		Liabilities	
Current Assets		Current Liabilities	
Account/Trade Receivables		Long Term Liabilities	
Inventory - Gross		Other Liabilities	
Fixed Assets		Total Liabilities	
Other		Net Worth (Total Assets minus Total Liabilities)	
Total Assets		Total Liabilities and Net Worth	

Profit and Loss		Additional Information Requested
From	To	Date of Birth - (for individuals only)
Net Sales		
Gross Profit		
Net Operating Profit		
Net Profit/Loss		

Equal Credit Opportunity Notice

Were your gross revenues $1,000,000 or less in your previous fiscal year?

[ ] Yes [X] No

If you answered "yes" and the Creditor denies your application for credit, you have the right to a written statement of the specific reasons for the denial. To obtain the statement please contact:

within 60 days from the date you are notified of Creditor's decision. The Creditor will send you a written statement of reasons for the denial within 30 days of receiving your request for the statement. The notice at right describes additional protections extended to you.

NOTICE: The Federal Equal Credit Opportunity Act prohibits creditors from discriminating against credit applicants on the basis of race, color, religion, national origin, sex, marital status, age (providing the applicant has the capacity to enter into a binding contract), because all or a part of the applicant's income derives from any public assistance program; or because the applicant has in good faith exercised any right under the Consumer Credit Protection Act. The federal agency that administers compliance with this law concerning this creditor is:

FDIC CONSUMER RESPONSE CENTER
1100 WALNUT ST, BOX #11
KANSAS CITY, MO 64106

[ ] **NOTICE - JOINT CREDIT:**

We intend to apply for joint credit. (initials) ____________________

COVENANTS:

a) Corporate annual (FYE) audited financial statements or 10K within 90 days of its year-end

b) Corporate quarterly audited financial statements or 10Q within 45 days after the close of its quarter

c) Monthly A/R aging and Inventory reports. Within 30 days of the close of each month.

d) Annual capital expenditures exceeding $1,000,000.00 must be approved by the Bank.

e) Any acquisition must be approved by the Bank prior to funding such acquisition.

f) No additional financing by any other lender shall be secured by any lien on the Collateral without prior written consent of the bank (except leased equipment).

g) Must maintain tangible equity of $5.0 million.

CLOSING FEES AND EXPENSES:

The Borrowers will pay a loan origination fee in the amount of $1,000.00. All other costs incidental to this loan, including but not limited to attorney fees, appraisal fees, and recording fees, are to be paid by the Borrowers. The Borrowers acknowledge responsibility to pay, and will immediately reimburse, for any appraisal or legal fees incurred in preparation for loan closing, whether the loan closes or not.

COLLATERAL:

1st lien position on Account Receivables and Inventory and 2nd lien position on all other business assets.

HAZARD INSURANCE:

Fire/Hazard insurance shall be in full force and effect listing Summit Community Bank as 1st lien holder prior to closing

DOCUMENTATION:

These loans shall be evidenced by appropriate promissory note(s), deed(s) of trust, security agreement(s), loan agreement(s) and other documents as deemed appropriate by the bank and its legal counsel. All documents must be approved, prior to closing, by the bank. All the terms, provisions and conditions in all such writings must meet with approval of the bank in its sole and absolute discretion.

FINANCIAL STATEMENTS:

On an annual basis within 120 days after fiscal year ends, financial statements including balance sheets and complete copies of Federal Income Tax Returns from the borrowers and guarantors shall be submitted to SCB as long as these loans are active.

ACCEPTANCE AND YOUR CLOSING:

If this commitment is acceptable, please indicate acceptance by signing and returning this letter. If not accepted by the borrowers or extended in writing by SCB, unless otherwise agreed to by the parties, this commitment to lend expires 15 days from the date of this letter. The loan must be closed within 60 days of the date of this letter or this commitment shall be null and void. The terms and conditions of this commitment shall survive closing of this loan and will be incorporated into any additional loan agreement and/or documents that may be prepared.

We are pleased to be able to offer this loan commitment to you and look forward to working with you on this project. If you have any questions, please do not hesitate to call me.

Sincerely,

Margie L Markham

Margie Markham
VP/Commercial Lending
NMLS ID: 745125

ACCEPTED this _________ day of ___________________________, 2015

Smith–Midland Corporation

____

Ashley B. Smith, President